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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS


         (c) Exhibit Index


         EXHIBIT NO.      DESCRIPTION
         -----------      -----------

             16           Letter of BDO Seidman, LLP










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           BDO SEIDMAN, LLP                    3200 Bristol Street, Suite 400
           Accountants and Consultants         Costa Mesa, California 92626
                                               Telephone: (714) 957-3200
                                                          (310) 860-5995
                                               Fax: (714) 957-1080








October 1, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549




Gentlemen:


We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 20, 1996, to be filed by our former client, StarTronix International, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm and we make no comment with regard to management's observations in the second sentence of paragraph four, and the last two sentences of paragraph five. We also make no comment regarding paragraph six.



                                                       Very truly yours,


                                                       BDO SEIDMAN, LLP